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                            ASSET PURCHASE AGREEMENT

                                      DATED

                                DECEMBER 29, 1999

                                     BETWEEN

                                  KPT.COM, INC.

                                       AND

                              KPT PROPERTIES, L.P.


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                            ASSET PURCHASE AGREEMENT


         AGREEMENT dated as of December 29, 1999, between KPT Properties, L.P., a Delaware limited partnership ("Seller"), and kpt.com, Inc., a Maryland corporation (the "Buyer").


                                   WITNESSETH:

         WHEREAS, Seller conducts a business selling apparel and other merchandise online (the "Business");

         WHEREAS, Buyer desires to purchase substantially all of the assets of the Business from Seller, and Seller desires to sell substantially all of the assets of the Business to Buyer, upon the terms and subject to the conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the foregoing and the agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

         1.1      Purchase and Sale.

                  Upon the terms and subject to the conditions of this Agreement, the Buyer agrees to purchase from Seller and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to the Buyer at the Closing, free and clear of any and all Liens (as defined below), all of the assets set forth below (the "Purchased Assets"):

         a. All rights under the contracts, agreements, leases, commitments, sales and purchase orders and other instruments relating to the Business, including without limitation the items listed on Schedule 1.1(a) (collectively, the "Contracts").
         b. All transferable business licenses, permits or other governmental authorizations relating to the Business, including without limitation the items listed on Schedule 1.1(b).
         c. All accounts, notes and other receivables relating to the Business.
         d. All of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets, including, without limitation, unliquidated rights under manufacturers' and vendors warranties.
         e. All books, records, files and papers, whether in hard copy or computer


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                  format, used in the Business, including, without
                  limitation, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers and lists of present and former customers.
         f. All computer software programs and data used in connection with the Business.
         g. All raw materials, work-in-process, finished goods, supplies and other inventories of the Business.
         h.       All personal property and interests therein listed on Schedule
                  1.1(h).
         i. A six-month exclusive, non-assignable, royalty-free license of all patents, copyrights, trademarks, servicemarks, service names, technology, trade secrets, inventions, proprietary data, formulae, research and development data, computer software programs and other intangible property (excluding the name "Konover") and any applications for the same, used primarily in the Business, including without limitation the items listed on Schedule 1.1(i).
         j.       All rights to the web site maintained to conduct the Business.
         k. All prepaid expenses to the extent relating to the operation of the Business.
         l. All goodwill associated with the Business or the Purchased Assets, together with the right to represent to third parties that Buyer is the successor to the Business.

As used herein, "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest.

         1.2 Purchase Price. The purchase price (the "Purchase Price") for the Purchased Assets sold hereunder shall be (i) 95,000 shares of non-voting stock (the "Shares") which represent 95% of the capital stock of the Buyer, and (ii) a promissory note in the amount of $3,311,664 in the form of Exhibit A hereto (the "Note"). The Company shall convey the Shares free and clear of any and all Liens, except for restrictions on resale pursuant to applicable state and federal securities laws.

         1.3 Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective as of the date hereof, to assume all liabilities and obligations of Seller arising under the Contracts (other than (i) obligations for the payment of money, which are retained by the Seller and (ii) liabilities or obligations attributable to any failure by Seller to comply with the terms thereof (the "Assumed Liabilities").

         1.4 Excluded Liabilities. Notwithstanding any other writing to the contrary, Buyer is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Seller (or any predecessor owner of all or part of its business and assets) of

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whatever nature whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Seller.

         1.5 Closing. The closing (the "Closing") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of Alston & Bird, LLP in Raleigh, North Carolina on the date hereof. At the Closing,

                  (a) Buyer shall deliver the Note to Seller.

                  (b) Seller and Buyer shall enter into an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit B contemporaneously with the execution of this Agreement. Seller hereby covenants that it will deliver to Buyer such endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as Buyer shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets.

                  (c) Buyer shall issue 5,000 shares of voting common stock, which shall represent 5% of the equity of Buyer, to Employee Investors, LLC in exchange for:

                      (i)      $50,000 in cash;

                     (ii) a promissory note in the form set forth on Exhibit C hereto; and

                     (iii) a guaranty in the form set forth on Exhibit D hereto.

                                   ARTICLE II

                           GRANT OF PREEMPTIVE RIGHTS

         2.1 Grant of Preemptive Rights. So long as Seller remains a shareholder, the Company shall not issue any additional shares of capital stock (the "New Shares"), to any Person, except pursuant to an offering registered under the Securities Act of 1933, as amended, for sale to the public, unless the Company shall first have made an offer to sell that percentage of the New Shares as determined below to Seller for the purchase price and on the terms hereinafter set forth. The offer shall be in writing and shall specify the terms of the offering of the New Shares in which the Company proposes to engage, including the purchase price and payment terms. Seller shall be entitled to purchase, upon the terms of the proposed offering, up to Seller's pro rata share (equal to the percentage of the Buyer's capital stock owned by Seller immediately prior to the proposed offering), as applicable (at its election and with rounding to avoid fractional shares) of the New Shares proposed to be issued by the Buyer. Seller shall have thirty (30) days after receiving the offer from the Company in which to accept the Buyer's offer

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under this Section 2.1, by delivering to the Buyer a written notice of such acceptance. Any of the New Shares offered to Seller but not purchased by Seller may be issued by the Company, together with the other New Shares, to any Person. Nothwithstanding the foregoing, the Seller's preemptive rights shall be to purchase capital stock with identical rights as those issuable in the proposed offering except that they shall be non-voting.


                                   ARTICLE III

                               GENERAL PROVISIONS

         3.1 Assignment; Binding Effect. This Agreement shall not be assignable by any of the parties hereto without the written consent of the other parties

         3.2 No Benefit to Others. The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the parties hereto and they shall not be construed as conferring any rights on any other persons.

         3.3 Headings, Gender, and "Person". All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

         3.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

         3.5 Integration of Agreement. This Agreement supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge, or termination is sought.

         3.6 Time of Essence. Time is of the essence in this Agreement.

         3.7 Governing Law. This Agreement shall be construed under the laws of the State of North Carolina, United States of America.

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         3.8 Partial Invalidity. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

                    [Signatures begin on the following page.]



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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf by its duly authorized officer, all effective as of the day and year first above written.

                                     SELLER:

                                     KPT PROPERTIES, L.P.
                                     By: KONOVER PROPERTY TRUST, INC.,
                                            its general partner

                                              By:  _____________________________
                                              Name:  C. Cammack Morton
                                              Title:  Chief Executive Officer


                                     BUYER:

                                     KPT.COM, INC.


                                     By:  ______________________________________
                                     Name:  C. Cammack Morton
                                     Title:    Chief Executive Officer





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                                 SCHEDULE 1.1(a)

                                    CONTRACTS



                           (i)      TC2
                           (ii)     NeoMedia
                           (iii)    Pam Massenburg
                           (iv)     BeechTree Consulting
                           (v)      Interpath
                           (vi)     Ryan Drossman Mark USA
                           (vii)    PaymenTech
                           (viii)   ClientLogic
                           (ix)     Manufacturers


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                                 SCHEDULE 1.1(b)

                              LICENSES AND PERMITS



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                                 SCHEDULE 1.1(h)

                                PERSONAL PROPERTY



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                                 SCHEDULE 1.1(i)

                              INTELLECTUAL PROPERTY



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                                    EXHIBIT A

                                 PROMISSORY NOTE

$3,311,664                                                   December 29, 1999

         For value received, kpt.com, Inc., a Maryland corporation (together with its permitted successors and assigns, herein called "Borrower"), promises to pay to the order of KPT Properties, L.P., a Delaware limited partnership (herein, together with its successors and assigns who become holders of this Note, "Lender"), at 11000 Regency Parkway, Suite 300, Cary, North Carolina 27511, Wake County, or at such other place as may be designated by Lender, upon demand, the maximum principal amount of three million three hundred eleven thousand six hundred sixty-four dollars ($3,311,664) (or such lesser principal amount as may be outstanding hereunder) (the "Loan Balance").

         Borrower may prepay the Loan Balance in whole or in part at any time, without premium or penalty. Payment shall be made by Borrower in lawful money of the United States of America in immediately available funds for the credit of Borrower on the date that such payment or payments are due.

         Borrower shall pay to Lender simple interest only, in arrears, at a rate of nine percent (9%) per year, in quarterly installments commencing on March 31, 2000 and continuing regularly thereafter on the last day of each successive quarter until and including December 31, 2000 (the "Loan Maturity Date"), at which time all principal and accrued interest shall be due and payable in full.

         If any attorney is engaged by Lender because of any default under this Note or to enforce or defend any provision of this Note, then Borrower shall pay upon demand reasonable attorneys' fees and all costs so incurred by Lender.

         No waiver of any breach, default or failure of condition under the terms of this Note shall be implied from any failure of Lender to take, or any delay by Lender in taking, action with respect to any such breach, default or failure of condition or from any previous waiver of any similar or unrelated breach, default or failure of condition. A waiver of any term of this Note must be made in writing and shall be limited to the express written terms of such waiver.

         Borrower waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses and losses and interest thereon, and late charges and diligence in taking any action to collect any amount owing under this Note.

         This Note shall be construed and enforced in accordance with the laws of the State of North Carolina, the domicile of Lender. Time is of the essence with respect to every provision hereof.


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         THIS PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES
AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                    BORROWER:

                                    KPT.COM, INC.,
                                    a Maryland corporation

                                    By:     _________________________
                                            C. Cammack Morton
                                            President


                                    LENDER:

                                    KPT PROPERTIES, L.P.,
                                    a Delaware limited partnership

                                    By:     Konover Property Trust, Inc.,
                                            a Maryland corporation

                                            By:      _________________________
                                                     C. Cammack Morton
                                                     President




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                                    EXHIBIT B

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of December 29, 1999, between KPT Properties, L.P., a Delaware limited partnership ("Seller"), and kpt.com, Inc., a Maryland corporation ("Buyer").

                                   WITNESSETH:

         WHEREAS, Buyer and Seller have concurrently herewith consummated the purchase by Buyer of the Purchased Assets pursuant to the terms and conditions of the Asset Purchase Agreement dated December 29, 1999 between Buyer and Seller, (the "Asset Purchase Agreement"; terms defined in the Asset Purchase Agreement and not otherwise define herein being used herein as therein defined);

         WHEREAS, pursuant to the Asset Purchase Agreement, Buyer has agreed to assume certain liabilities and obligations of Seller with respect to the Purchased Assets and the Business;

         NOW, THEREFORE, in consideration of the sale of the Purchased Assets and in accordance with the terms of the Asset Purchase Agreement, Buyer and Seller agree as follows:

                  1. (a) Seller does hereby sell, transfer, assign and deliver to Buyer all of the right, title and interest of Seller in, to and under the Purchased Assets; provided that no sale, transfer, assignment or delivery shall be made of any or any material portion of any of the Contracts if an attempted sale, assignment, transfer or delivery, without the consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Seller thereunder; and provided further that the right, title and interest of Seller in all patents, copyrights, trademarks, servicemarks, service names, technology, trade secrets, inventions, proprietary data, formulae, research and development data, computer software programs and other intangible property and any applications for the same shall be limited to a six-month exclusive, non-assignable, royalty-free license.
 .
                  (b) Buyer does hereby accept all right, title and interest of Seller in, to and under all of the Purchased Assets (except as aforesaid) and Buyer assumes and agrees to pay, perform and discharge promptly and fully when due all of the Assumed Liabilities and to perform all of the obligations of Seller to be performed under the Contracts.

         2. This Agreement shall be construed in accordance with and governed by the law of the State of North Carolina.

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         3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                            KPT PROPERTIES, L.P.
                                            By:  KONOVER PROPERTY TRUST, INC.,
                                                 its General Partner


                                            By:_______________________________
                                                  Name:  C. Cammack Morton
                                                  Title: Chief Executive Officer


                                            KPT.COM, INC.


                                            By:_______________________________
                                                  Name:  C. Cammack Morton
                                                  Title: Chief Executive Officer


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                                    EXHIBIT C

                                 PROMISSORY NOTE

                                                              December 29, 1999

         For value received, Employee Investors, LLC, a North Carolina limited liability company (together with its permitted successors and assigns, herein called "Borrower"), promises to pay to the order of kpt.com, Inc., a Maryland corporation (herein, together with its successors and assigns who become holders of this Note, "Lender"), at 11000 Regency Parkway, Suite 300, Cary, North Carolina 27511, Wake County, or at such other place as may be designated by Lender, upon demand, the maximum principal amount, which shall be the product of
 .05 of the appraised fair market value of the equity of kpt.com, Inc. as of December 31, 1999 (all as set forth in the Asset Purchase Agreement between Lender and KPT Properties, L.P. dated December 30, 1999) less fifty thousand and two hundred dollars ($50,200) (or such lesser principal amount as may be outstanding hereunder) (the "Loan Balance").

         Borrower may prepay the Loan Balance in whole or in part at any time, without premium or penalty. Payment shall be made by Borrower in lawful money of the United States of America in immediately available funds for the credit of Borrower on the date that such payment or payments are due.

         Borrower shall pay to Lender no interest, and no payment shall be due until 30 days after the date of the appraisal referred to above, at which time all principal shall be due and payable in full.

         No waiver of any breach, default or failure of condition under the terms of this Note shall be implied from any failure of Lender to take, or any delay by Lender in taking, action with respect to any such breach, default or failure of condition or from any previous waiver of any similar or unrelated breach, default or failure of condition. A waiver of any term of this Note must be made in writing and shall be limited to the express written terms of such waiver.

         Borrower waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses and losses and interest thereon, and late charges and diligence in taking any action to collect any amount owing under this Note.

         This Note shall be construed and enforced in accordance with the laws of the State of North Carolina, the domicile of Lender. Time is of the essence with respect to every provision hereof.

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                                    BORROWER:

                                    EMPLOYEE INVESTORS, LLC,
                                    a North Carolina limited liability company

                                            By:  _______________________________
                                                 C. Cammack Morton,
                                                 Member and Manager


                                    LENDER:

                                    KPT.COM, INC.,
                                    a Maryland corporation

                                            By:  _________________________
                                                 C. Cammack Morton
                                                 President



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                                    EXHIBIT D

                                                              C. Cammack Morton
                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT (this "Guaranty") is made as of December 30, 1999 by C. Cammack Morton, an individual resident of the State of North Carolina, ("Guarantor"), in favor of Kpt.com, Inc., a Maryland corporation ("Lender"), its successors and assigns.

         WHEREAS, Lender and Employee Investors, LLC, a North Carolina limited liability company ("Borrower"), are entering into concurrently herewith that certain Promissory Note (herein called, as hereafter modified, supplemented, extended, or renewed and in effect from time to time, the "Note"), a copy of which is attached hereto as Exhibit A, which sets forth the terms and conditions of a loan to Borrower from Lender (the "Loan").

         WHEREAS, a condition precedent to Lender's making the Loan to Borrower is Guarantor's execution and delivery to Lender of this Guaranty.

         NOW, THEREFORE, Guarantor hereby guarantees to Lender the prompt and full payment of the indebtedness and obligations described in the Note (collectively called the "Guaranteed Obligations"), this Guaranty being upon the following terms and conditions:

         Section 1. Guaranty of Payment. Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times hereafter, of all principal, fees, costs, expenses, indemnification indebtedness, and other sums of money now or hereafter due and owing, or which Borrower is obligated to pay.

         The guaranty of Guarantor as set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection.

         Section 2. Primary Liability of Guarantor. Guarantor shall be liable for the payment of the Guaranteed Obligations as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time in the State of North Carolina.

         In the event of default by Borrower, Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor or of default or nonperformance, or notice of acceleration or of intent to accelerate, or any other notice whatsoever, without any notice having been given to Guarantor previous to such demand of the acceptance by Lender of this Guaranty, and without any notice having

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been given to Guarantor previous to such demand of the creating or incurring of such indebtedness, all such notices being hereby waived by Guarantor, pay the amount due thereon to Lender, and it shall not be necessary for Lender, in order to enforce such payment by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Borrower or others liable on such indebtedness, or to enforce any rights against any security that shall ever have been given to secure such indebtedness, or to join Borrower or any others liable for the payment of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment of the Guaranteed Obligations.

         Suit may be brought or demand may be made against Borrower or against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Lender against any party hereto.

         Section 3. Governing Law; Forum. This Guaranty, and its validity, enforcement, and interpretation, shall for all purposes be governed by and construed in accordance with the laws of the State of North Carolina and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws.

         Section 4. Payments. All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

         Section 5. Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor's obligations hereunder.

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         IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty under seal the day and year first above set forth.

                                   GUARANTOR:


                                   --------------------------------
                                   C. Cammack Morton, Individually

                                     (SEAL)


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